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                                                                    EXHIBIT 16.3


                                BDO INTERNATIONAL
                          Certified Public Accountants
                            29th Floor Wing on Centre
                           111 Connaught Road Central
                                    Hong Kong




Securities and Exchange Commission
Washington, D.C. 20549
U.S.A.


Dear Sir/Madam:

         We have read Item 4 of Form 8-K of Century Milestone S&T Co., Ltd. dated January 16, 2001, and agree with the statements made therein insofar as they relate to our firm.


                                                        /s/ BDO International

                                                          BDO International


Hong Kong, May 21, 2001